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                                                                    EXHIBIT 10.3

                                PROMISSORY NOTE

PRINCIPAL AMOUNT:                                           NEW YORK, NEW YORK
$57,696.62                                                   FEBRUARY 24, 1999


         FOR VALUE RECEIVED, Ponder Industries, Inc., a Delaware corporation, ("Payor") promises to pay to the order of White Owl Investors, L.L.C. ("Payee"), at the office of Payee at c/o Parson & Brown LLP, 666 Third Avenue, New York, NY 10017 or at such other place in the United States of America as Payee may direct, in lawful money of the United States of America, the principal amount of FIFTY-SEVEN THOUSAND SIX HUNDRED NINETY-SIX AND 62/100 DOLLARS ($57,696.62), and no interest.

         1. Payment Terms. The principal of this Note shall be due and payable in cash on July 1, 1999 (the "Maturity Date"). Payor shall be entitled to prepay, without premium or penalty, all or any part of the principal of this Note.

         2. Representations and Warranties of Payor. Payor represents and warrants that this Note has been duly executed and delivered by Payor, constitutes the valid and legally binding obligation of Payor, and is enforceable in accordance with its terms against Payor except as such enforcement may be subject to and affected by (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally from time to time in effect (including without limitation laws relating to fraudulent conveyance) and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. Events of Default. If any of the following events (each an "Event of Default") shall occur:

         (A) Payor defaults in the payment of any installment of principal hereunder at the Maturity Date; or

         (B) Payor shall make an assignment for the benefit of, or composition with, creditors, or shall become insolvent or be unable or generally fail to pay his debts when due; or Payor shall become a party or subject to any liquidation action or proceeding with respect to Payor or any bankruptcy reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Payor, or a receiver, liquidator, custodian or trustee shall be appointed for Payor or a substantial part of his assets and, if any of the same shall occur involuntarily as to Payor, it shall not be dismissed, stayed or discharged within 60 days; or if any order for relief shall be entered against Payor under Title 11 of the United States Code entitled "Bankruptcy"; or Payor shall take any action to effect, or which indicates its acquiescence in, any of the foregoing;

then, and in any such event, Payee may at any time at his option exercise the remedies set forth in Section 4 hereof.

         4. Acceleration of Maturity; Remedies. Upon the occurrence of an Event of Default hereunder, Payee or any assignee which is a holder hereof may ( i ) by written notice to Payor, declare the principal of this Note to be forthwith due and payable, whereupon the same shall become due and payable, and/or (ii) proceed to protect its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of Payee or any assignee which is holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the rights of Payee or such holder. No right conferred hereby on Payee or any holder of this Note shall be exclusive of any other right referred to herein or now or hereafter available by law, in equity, by statute or otherwise.




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         5. Waiver. Payor waives demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note.

         6. Amendment. Any term of this Note may be amended or modified, and the observance of any term, representation, warranty or covenant thereof may be waived (either generally or in a particular instance), only with the written consent of Payor and of Payee. Any amendment, modification or waiver effected in accordance with this paragraph shall be binding upon each holder of this Note at the time outstanding, and each future holder of this Note and Payor.

         7. Benefit. All of the provisions of this Note shall bind and inure to the benefit of Payor, Payee and their respective successors and assigns.

         8. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflict of law principles.

         9. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Payor has executed this Note as of the date and year first above written.


                                 PONDER INDUSTRIES, INC.



                                 By:
                                    -------------------------------------------
                                      Eugene L. Butler
                                      Chairman and Chief Executive Officer